UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2013

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 17, 2013, Stryker Corporation (“Stryker”) announced that it completed the acquisition of MAKO Surgical Corp. (“MAKO”). Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated September 25, 2013 (the “Merger Agreement”), by and among Stryker, Lauderdale Merger Corporation (“Merger Sub”) and MAKO, Merger Sub merged with and into MAKO, with MAKO continuing as the surviving corporation (the “Merger”). As a result of the Merger, MAKO became a wholly-owned subsidiary of Stryker.

ITEM 2.01	COMPLETION OF ACQUISTION OR DISPOSITION OF ASSETS

On December 17, 2013, pursuant to the terms of the Merger Agreement, Stryker completed the acquisition of MAKO through the merger of Merger Sub with and into MAKO, with MAKO continuing as the surviving corporation. As a result of the Merger, MAKO became a wholly-owned subsidiary of Stryker. At the effective time of the Merger, each share of MAKO’s common stock, par value $0.001 (“MAKO Common Stock”) outstanding immediately prior to such time (other than dissenting shares of MAKO Common Stock and shares of MAKO Common Stock owned by MAKO, Stryker or Merger Sub or any of their subsidiaries) was automatically converted into the right to receive $30 in cash, without interest (the “Merger Consideration”). At the effective time of the Merger, (1) each option to purchase a share of MAKO Common Stock that was outstanding immediately prior to such time became fully vested and was converted into the right to receive a cash payment equal to the Merger Consideration, net of the exercise price, and (2) each award of restricted shares of MAKO Common Stock that was outstanding immediately prior to such time became fully vested and was converted into the right to receive a cash payment equal to the product of the Merger Consideration and the number of shares subject to the award. The total aggregate consideration for the transaction was approximately $1.68 billion.

The foregoing descriptions of the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Stryker’s Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on September 27, 2013, and which is incorporated herein by reference.

The Merger Agreement has been incorporated by reference to provide investors with information regarding its terms. It is not intended to provide any other factual information with respect to Stryker, Merger Sub or MAKO. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing, the representations and warranties should not be relied on as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Stryker's public disclosures. Investors should read the Merger Agreement together with the other information concerning Stryker and MAKO that each company publicly files in reports and statements with the SEC.

ITEM 8.01	OTHER EVENTS

On December 17, 2013, Stryker issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

2.1 Agreement and Plan of Merger, dated September 25, 2013, by and among Stryker Corporation, Lauderdale Merger Corporation and MAKO Surgical Corp. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on September 27, 2013).†

99.1 Press release dated December 17, 2013, of Stryker Corporation

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Stryker hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

December 17, 2013	/s/ William R. Jellison
Date	William R. Jellison
Vice President, Chief Financial Officer

Exhibit Index

Exhibit	Description

2.1
Agreement and Plan of Merger, dated September 25, 2013, by and among Stryker Corporation, Lauderdale Merger Corporation and MAKO Surgical Corp. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on September 27, 2013).†

99.1	Press release dated December 17, 2013, of Stryker Corporation

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Stryker hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.